EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick J. Erlandson and David J. Lubben, or any of them (with full power to act alone), as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of UnitedHealth Group Incorporated (“UnitedHealth Group”), and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ William W. McGuire, M.D. William W. McGuire, M.D.	Chairman and Chief Executive Officer (principal executive officer)
/s/ Patrick J. Erlandson Patrick J. Erlandson	Chief Financial Officer (principal financial officer and accounting officer)
/s/ William C. Ballard, Jr. William C. Ballard, Jr.	Director
/s/ Richard T. Burke Richard T. Burke	Director
/s/ Stephen J. Hemsley Stephen J. Hemsley	Director
/s/ James A. Johnson James A. Johnson	Director
/s/ Thomas H. Kean Thomas H. Kean	Director
/s/ Douglas W. Leatherdale Douglas W. Leatherdale	Director
/s/ Mary O. Mundinger Mary O. Mundinger	Director
/s/ Robert L. Ryan Robert L. Ryan	Director

/s/ Donna E. Shalala Donna E. Shalala	Director
/s/ William G. Spears William G. Spears	Director
/s/ Gail R. Wilensky Gail R. Wilensky	Director